June 30, 2014


Response to N-SAR Sub-Item 77H: Changes in Control of Registrant



(a) Acquisition of Control


Driehaus Emerging Markets Small Cap Growth Fund

Name of             Date(s)     Description of       Percentage of
Shareholder                     Transaction         Securities Owned
                                                  (as of June 30, 2014)
Merrill Lynch       5/2/2014    Share Purchase            26.08%
Pierce Fenner &
Smith Inc.


Driehaus International Small Cap Growth Fund

Name of             Date(s)     Description of       Percentage of
Shareholder                     Transaction         Securities Owned
                                                  (as of June 30, 2014)
National           5/2/2014     Share Purchase           36.71%
Financial
Services Corp.


Driehaus Global Growth Fund

Name of             Date(s)     Description of       Percentage of
Shareholder                     Transaction         Securities Owned
                                                  (as of June 30, 2014)
Driehaus Profit    various    Share redemptions           27.25%
Sharing Plan                     by various
& Trust                      shareholders increased
                             the percent ownership for
                              this shareholder.


Driehaus Event Driven Fund

Name of             Date(s)     Description of       Percentage of
Shareholder                     Transaction         Securities Owned
                                                  (as of June 30, 2014)
National          3/31/2014    Share Purchase             32.92%
Financial Services
Corp.




(b) Cessation of Control




Driehaus Select Credit Fund

Name of             Date(s)     Description of       Percentage of
Shareholder                     Transaction         Securities Owned
                                                  (as of June 30, 2014)
Charles Schwab      4/8/2014   Share purchases            24.61%
& Co. Inc.                  by various shareholders
                               decreased the percent
                              ownership for this
                                 shareholder.






(Note: control represents equal to or greater than 25% ownership of existing, outstanding shares)